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                                                                   EXHIBIT 10.17

                             CHS Management IV, L.P.
                              10 South Wacker Drive
                                   Suite 3175
                                Chicago, IL 60606

                                 April 10, 2000

American Reprographics Company, L.L.C.
900 Palm Avenue
South Pasadena, CA 91030

Gentlemen:

      CHS Management IV, L.P., a Delaware limited partnership ("CHS"), desires to perform certain management services for American Reprographics Company, L.L.C., a California limited liability company, and its subsidiaries and affiliates ("ARC"), and ARC desires CHS to perform the management services as set forth herein.

      ARC hereby engages CHS to provide, and CHS agrees to provide, certain management services for ARC including, without limitation, consultation regarding the business and operations of ARC, locating investment opportunities for ARC and other management services reasonably requested by ARC.

      CHS's obligation to provide such management services for ARC shall commence on the date hereof and, unless sooner terminated as provided herein or as mutually agreed upon by the parties, shall terminate on the fifth (5th) anniversary of the date hereof but is automatically renewable unless either party terminates upon thirty days prior written notice. As compensation for CHS's management services to be rendered hereunder, ARC shall pay CHS an annual fee (the "CHS Management Fees") in the initial amount of Five Hundred Thousand Dollars ($500,000) payable on a monthly basis in arrears with respect to the period through December 31, 2000. Such fee shall continue unless increased in accordance with the terms hereof. In addition, ARC shall reimburse CHS for all reasonable direct expenses incurred by CHS in connection with providing the management services described herein.

      Subsequent to December 31, 2000 the so-called "EBITDA" of ARC for the calendar year 2000 shall be determined in accordance with ARC's historical practices. If such EBITDA for 2000 exceeds the EBITDA for calendar year 1999, the $500,000 CHS Management Fees shall be increased with respect to the period commencing on January 1, 2001 and ending through and

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American Reprographics Company, L.L.C.
March __, 2000
Page 2

including December 31, 2001, to the amount determined by multiplying $500,000 by a fraction the numerator of which is the year 2000 EBITDA and the denominator of which is the year 1999 EBITDA. Such new amount of CHS Management Fees shall be the applicable amount unless further increased in accordance with the following. Subsequent to the end of calendar year 2001, and each calendar year thereafter, the EBITDA of ARC shall be computed for the preceding calendar year. If the EBITDA as so calculated exceeds the highest annual EBITDA of ARC for each preceding calendar year from and including calendar year 1999, then the CHS Management Fees shall be increased for the calendar year in which the calculation is being made. The increased amount shall be determined by multiplying the CHS Management Fees then being paid for the preceding calendar year by a fraction the numerator of which is the EBITDA for the calendar year preceding the year in which the calculation is being made and the denominator of which is the highest EBITDA for a prior calendar year from and including calendar year 1999. Notwithstanding anything to the contrary herein contained,
(A) once increased in accordance with the foregoing, the CHS Management Fees shall be subject only to increase and shall not be subject to reduction, and (B) the CHS Management Fees shall not exceed $1,000,000 annually.

      This agreement may be terminated by the Board of Managers of ARC in the event the Board of Managers determine in good faith that CHS has materially failed to diligently provide the management services provided herein to ARC. In the event of such termination by the Board of Managers, ARC's obligations hereunder shall cease and CHS shall forfeit all right to receive any future compensation hereunder, except that CHS shall be entitled to its pro rata share of compensation for services already performed as of the date of termination and to reimbursement for all reasonable direct expenses incurred by CHS as of such date in connection with providing the management services described herein.

                                   * * * * * *

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American Reprographics Company, L.L.C.
March __, 2000
Page 3
                                      Very truly yours,

                                      CHS Management IV, L.P.

                                      By: Code, Hennessy & Simmons, L.L.C., its
                                          general partner

                                          By: /s/ PETER M. GOTSCH
                                              ---------------------------------

                                          Its:_________________________________

Accepted and Agreed to this 10th day of
April, 2000.

American Reprographics Company, L.L.C.

By: /s/ S. CHANDRAMOHAN
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    Title:____________________________